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                                                                  Exhibit 99.B11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 16, 1998, relating to the statement of assets and liabilities of the Hotchkis and Wiley Variable Trust, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "General Information About The Trust" in such Statement of Additional Information.

     /s/ PRICE WATERHOUSE LLP

     Price Waterhouse LLP
     Milwaukee, Wisconsin
     January 26, 1998